UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Wayne Roberts, Senior Vice President and Co-General Manager, Hybrid, has entered into a written stock selling plan for asset diversification purposes in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Rackspace's insider trading policy. The trading plan is expected to commence trading no earlier than December 1, 2011 and will continue to be in effect until November 30, 2012, unless sooner terminated pursuant to the terms of the specified plan or Rackspace's insider trading policy.
Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information and allows the insiders to trade in accordance with their trading plans, regardless of any subsequent material non-public information they receive. These trading plans allow insiders to diversify their holdings and to minimize the stock market impact of sales by spreading the sales out over time. Mr. Roberts will report transactions made pursuant to his plan to the Securities and Exchange Commission as required pursuant to Rule 16(b) of the Exchange Act. Except as required by law, Rackspace does not undertake to report Rule 10b5-1 trading plans by other Rackspace officers or directors or to report modifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any other officer or director.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	September 23, 2011	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary

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